Exhibit 99

              Journal Communications Reports First Quarter Results

     MILWAUKEE--(BUSINESS WIRE)--April 24, 2007--Journal Communications (NYSE:JRN) today announced results for its first quarter ended April 1, 2007.

     For the first quarter, revenue from continuing operations of $152.8 million decreased 2.3% compared to $156.4 million. Earnings from continuing operations were $8.6 million compared to $9.4 million, a decrease of 8.5%. Net earnings were $73.3 million compared to net earnings of $12.3 million. In the first quarter of 2007, Journal Communications recorded a $64.8 million gain, net of tax, from discontinued operations related to the sale of Norlight Telecommunications, Inc.

     Basic and diluted earnings per share from continuing operations were $0.13 and $0.12, respectively, compared to $0.13 for both. Basic and diluted earnings per share from discontinued operations were $0.99 and $0.93, respectively, compared to $0.04 for both. Basic and diluted net earnings per share were $1.12 and $1.05, respectively, compared to $0.17 for both.

     Note that unless otherwise indicated, all comparisons are to the first quarter ended March 26, 2006. Both quarters contained 91 days.

     "We were pleased with the performance of our Broadcast Group in the first quarter of 2007, where growth in developmental and interactive revenue enabled us to replace $3.3 million of revenue generated from the 2006 Winter Olympics and to overcome a decline in automotive advertising. We also exceeded last year's quarterly political advertising of $0.5 million through increased political and issue advertising in Wisconsin," said Steven J. Smith, chairman and chief executive officer of Journal Communications. "In addition, we recorded earnings growth at six of our eight radio market clusters and four television stations despite tough television comparables to first quarter 2006."

     "We continued to face revenue challenges in a number of key areas at our Publishing group during the first quarter. Most significantly, at the daily newspaper, total automobile advertising declined by 15.7%. Interactive revenue, however, increased 47.4% to $3.0 million.

     "We were encouraged by revenue and operating earnings improvement at IPC, reflecting the successful return to its core printing business.

     "Cost control remains an important focus throughout our entire organization, especially given the difficult comparisons to last year in television and the ongoing revenue challenges in Publishing.

     "On February 26, Q-Comm Corporation acquired 100% of the stock of Norlight Telecommunications, our former telecommunications subsidiary. Proceeds to Journal Communications, net of transaction expenses, were $175.9 million. The sale of Norlight improves Journal's financial flexibility and allows us to focus on our diversified media businesses. To date, we have used the proceeds to reduce our obligations under our unsecured revolving credit facility. We also recorded a gain from discontinued operations of $64.6 million in the first quarter and expect to pay quarterly estimated income taxes on the gain related to the sale throughout 2007."

     Consolidated

     For the first quarter, revenue from continuing operations of $152.8 million decreased 2.3% compared to $156.4 million. Operating earnings decreased 10.2% to $17.2 million. Operating earnings margin was 11.2% compared to 12.2%. EBITDA (net earnings excluding the gain from discontinued operations, net; total other expense, net; provision for income taxes; depreciation; and amortization) of $24.9 million decreased 5.0% compared to $26.2 million.

     Publishing

     For the first quarter, publishing revenue decreased 4.0% to $76.1 million compared to $79.3 million, in part reflecting continued weakness in classified and retail advertising at both the daily newspaper and the community newspapers and shoppers. Revenues at our community newspapers and shoppers division decreased, in part due to a mid-week shared mail product previously reported by that division and now reported under the daily newspaper following a business combination of the two divisions' shared mail products. Total interactive advertising revenue at the daily newspaper increased 47.4% to $3.0 million compared to $2.1 million. Operating earnings from publishing decreased 27.1% to $5.6 million from $7.7 million. This decline in large part reflects an operating earnings loss of $0.2 million at the community newspapers and shoppers division compared to operating earnings of $1.0 million in the first quarter of 2006 when we recorded a number of favorable items.

     Broadcasting

     For the first quarter, broadcasting revenue increased slightly to $51.7 million, including $0.7 million in political and issue advertising revenue. This compares to $51.6 million, including $3.3 million in revenue from the Winter Olympics and $0.5 million in political and issue advertising revenue. Broadcasting operating earnings of $10.0 million were down 13.7% compared to $11.6 million.

     For the first quarter, revenue from television stations decreased 1.6% to $33.5 million compared to $34.1 million. Operating earnings from television stations decreased 21.1% to $6.2 million compared to $7.8 million.

     For the first quarter, revenue from radio stations of $18.2 million was up 3.4% compared to $17.5 million. Operating earnings from radio stations of $3.8 million was flat.

     Printing Services

     For the first quarter, revenue from printing services increased 3.5% to $16.9 million from $16.3 million, largely due to new print business. Operating earnings from printing services increased 103.0% to $1.0 million compared to $0.5 million.

     Other

     For the first quarter, revenue for "Other" of $8.2 million decreased 10.7% compared to revenue of $9.1 million. "Other" operating earnings were $0.6 million compared to a loss of $0.6 million, primarily due to reduced corporate expenses.

     Discontinued Operations

     The operating results of Norlight are classified as discontinued operations. For the first quarter, the gain from discontinued operations was $64.8 million, which included a gain on the sale of the subsidiary of $62.0 million and the after-tax impact of first quarter 2007 operating results of $2.8 million. This compares to a gain of $2.9 million.

     Non-Operating Items

     For the first quarter, other expense, which primarily consists of interest expense, decreased $0.6 million to $3.0 million compared to $3.6 million. The decrease is attributable in large part to a decrease in debt outstanding, which was reduced with the proceeds from the sale of Norlight.

     Stock Repurchase Program

     During the first quarter 2007, the Company repurchased 2,155,400 of its class A shares. Through April 20, 2007, the Company had repurchased a total of 8,949,100 class A shares.

     Second Quarter 2007 Outlook

     For the second quarter of 2007, Journal Communications currently anticipates that its publishing revenues will be up modestly compared to the prior year, reflecting a favorable comparison to a litigation settlement at the daily newspaper partially offset by ongoing weakness in automotive advertising. Radio revenue should be flat to up slightly, reflecting continued growth in the developmental category partially offset by the sale of KBBX-FM in the fall of 2006 and KOMJ-AM in early 2007. Television revenue should be flat despite having to replace $1.4 million in political and issue advertising generated in the second quarter of 2006.

     Webcast of Conference Call

     A live webcast of the first quarter conference call will be accessible through www.journalcommunications.com/investors beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through May 8. To access the call, dial (866) 713-8567 (domestic) or (617) 597-5326 (international) at least 10 minutes prior to the scheduled 10:00 a.m. CT start. The access code for the conference call is 31166409. Replays of the conference call will be available April 24 through April 26. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 39072039.

     Forward-looking Statements

     This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

     About Journal Communications

     Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and 75 community newspapers and shoppers in eight states. We own and operate 35 radio stations and ten television stations in 12 states and operate one television station under a local marketing agreement. Our interactive media assets include more than 75 online enterprises that are associated with our daily and community newspapers, television and radio stations. We also provide a wide range of commercial printing services -- including printing of publications, professional journals and documentation material -- and operate a direct marketing services business.

     Tables Follow


                     Journal Communications, Inc.
           Consolidated Statements of Earnings (unaudited)
   (dollars in thousands, except for shares and per-share amounts)


                                        First Quarter (A)
                                     -----------------------
                                        2007        2006     % Change
                                     ----------- ----------- ---------

Continuing Operations:
Revenue:
    Publishing                          $76,095     $79,285      (4.0)
    Broadcasting                         51,696      51,638       0.1
    Printing services                    16,874      16,310       3.5
    Other                                 8,166       9,143     (10.7)
                                     ----------- -----------
Total revenue                           152,831     156,376      (2.3)

Operating costs and expenses:
    Publishing                           42,828      42,848      (0.0)
    Broadcasting                         22,395      21,819       2.6
    Printing services                    14,165      13,788       2.7
    Other                                 6,924       7,695     (10.0)
                                     ----------- -----------
Total operating costs and expenses       86,312      86,150       0.2

Selling and administrative expenses      49,346      51,103      (3.4)
                                     ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                               135,658     137,253      (1.2)
                                     ----------- -----------

Operating earnings                       17,173      19,123     (10.2)

Other income and (expense):
    Interest income                           2          18
    Interest expense                     (2,997)     (3,650)
                                     ----------- -----------
Total other income and (expense)         (2,995)     (3,632)

Earnings from continuing operations
 before income taxes                     14,178      15,491      (8.5)

Provision for income taxes                5,606       6,126      (8.5)
                                     ----------- -----------

Earnings from continuing operations       8,572       9,365      (8.5)

Gain from discontinued operations,
 net of tax                              64,759       2,908   2,126.9
                                     ----------- -----------

Net earnings                            $73,331     $12,273     497.5
                                     =========== ===========

Weighted average number of shares:
    Basic                            65,256,968  68,364,281
    Diluted                          69,778,936  72,859,331

Earnings per share:
    Basic:
        Continuing operations             $0.13       $0.13
        Discontinued operations            0.99        0.04
                                     ----------- -----------
        Net earnings                      $1.12       $0.17
                                     =========== ===========

    Diluted:
        Continuing operations             $0.12       $0.13
        Discontinued operations            0.93        0.04
                                     ----------- -----------
        Net earnings                      $1.05       $0.17
                                     =========== ===========




(A) 2007 first quarter: January 1, 2007 to April 1, 2007.
    2006 first quarter: December 26, 2005 to March 26, 2006.


                     Journal Communications, Inc.
                   Segment Information (unaudited)
                        (dollars in thousands)




                                       First Quarter (A)
                                           (unaudited)
                                     -----------------------
                                        2007        2006     % Change
                                     ----------- ----------- ---------
Revenue
-------------------------------------
Publishing                              $76,095     $79,285      (4.0)
Broadcasting                             51,696      51,638       0.1
Printing services                        16,874      16,310       3.5
Other                                     8,166       9,143     (10.7)
                                     ----------- -----------
                                       $152,831    $156,376      (2.3)
                                     =========== ===========

Operating earnings
-------------------------------------
Publishing                               $5,589      $7,665     (27.1)
Broadcasting                              9,995      11,586     (13.7)
Printing services                           999         492     103.0
Other                                       590        (620)      N/A
                                     ----------- -----------
                                        $17,173     $19,123     (10.2)
                                     =========== ===========

Depreciation and amortization
-------------------------------------
Publishing                               $3,816      $3,381      12.9
Broadcasting                              3,148       2,999       5.0
Printing services                           489         471       3.8
Other                                       261         213      22.5
                                     ----------- -----------
                                         $7,714      $7,064       9.2
                                     =========== ===========


(A) 2007 first quarter: January 1, 2007 to April 1, 2007.
    2006 first quarter: December 26, 2005 to March 26, 2006.


                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)

Publishing revenue by category:
-------------------------------


                                         First Quarter of 2007 (A)
                                      -------------------------------

                                                 Community
                                        Daily    Newspapers
                                      Newspaper  & Shoppers   Total
                                      ---------- ---------- ---------

Advertising revenue:
   Retail                               $20,765    $11,139   $31,904
   Classified                            15,559      2,058    17,617
   National                               2,428         --     2,428
   Direct Marketing                       1,088         --     1,088
   Other                                     --        279       279
                                      ---------- ---------- ---------
Total advertising revenue                39,840     13,476    53,316
Circulation revenue                      12,694        477    13,171
Other revenue                             3,902      5,706     9,608
                                      ---------- ---------- ---------
Total revenue                           $56,436    $19,659   $76,095
                                      ========== ========== =========



                                         First Quarter of 2006 (B)
                                      -------------------------------

                                                 Community
                                        Daily    Newspapers
                                      Newspaper  & Shoppers   Total
                                      ---------- ---------- ---------

Advertising revenue:
   Retail                               $21,358    $12,265   $33,623
   Classified                            16,417      2,432    18,849
   National                               2,484         --     2,484
   Direct Marketing                       1,392         --     1,392
   Other                                     --        352       352
                                      ---------- ---------- ---------
Total advertising revenue                41,651     15,049    56,700
Circulation revenue                      12,953        744    13,697
Other revenue                             3,234      5,654     8,888
                                      ---------- ---------- ---------
Total revenue                           $57,838    $21,447   $79,285
                                      ========== ========== =========






                                       % Change   % Change  % Change
                                        Daily       CN&S      Total
                                      ---------- ---------- ---------

Advertising revenue:
   Retail                                  (2.8)      (9.2)     (5.1)
   Classified                              (5.2)     (15.4)     (6.5)
   National                                (2.3)       N/A      (2.3)
   Direct Marketing                       (21.8)       N/A     (21.8)
   Other                                    N/A      (20.7)    (20.7)
Total advertising revenue                  (4.3)     (10.5)     (6.0)
Circulation revenue                        (2.0)     (35.9)     (3.8)
Other revenue                              20.7        0.9       8.1
Total revenue                              (2.4)      (8.3)     (4.0)



(A) 2007 first quarter: January 1, 2007 to April 1, 2007.
(B) 2006 first quarter: December 26, 2005 to March 26, 2006.

NOTE:
Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------------

                                          First Quarter (A)
                                         -------------------
                                           2007      2006    % Change
                                         --------- --------- ---------
Advertising linage (inches):

Full run
   Retail                                 140,412   153,874      (8.7)
   Classified                             136,562   162,022     (15.7)
   National                                10,571    14,005     (24.5)
                                         --------- ---------
Total full run                            287,545   329,901     (12.8)
Part run                                    7,740    25,350     (69.5)
                                         --------- ---------
Total advertising linage                  295,285   355,251     (16.9)
                                         ========= =========

Preprint pieces (in thousands)            210,307   208,250       1.0
                                         ========= =========

Full pages of advertising and revenue per page of our community newspapers and shoppers:
----------------------------------------------------------------------

Full pages of advertising:
   Community newspapers                    15,163    20,770     (27.0)
   Shoppers and specialty products         22,737    24,283      (6.4)
                                         --------- ---------
Total full pages of advertising            37,900    45,053     (15.9)
                                         ========= =========

Revenue per page                          $318.74   $297.68       7.1
                                         ========= =========


(A) 2007 first quarter: January 1, 2007 to April 1, 2007.
    2006 first quarter: December 26, 2005 to March 26, 2006.


NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.
All data are subject to later adjustment.


                     Journal Communications, Inc.
Reconciliation of our consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                                                   First Quarter (A)
                                                 ---------------------
                                                   2007       2006
                                                 ---------- ----------

Net earnings                                       $73,331    $12,273
(Gain) from discontinued operations, net           (64,759)    (2,908)
Provision for income taxes                           5,606      6,126
Total other expenses, net                            2,995      3,632
Depreciation                                         7,225      6,576
Amortization                                           489        488
                                                 ---------- ----------
EBITDA                                             $24,887    $26,187
                                                 ========== ==========


(A) 2007 first quarter: January 1, 2007 to April 1, 2007.
    2006 first quarter: December 26, 2005 to March 26, 2006.


We define EBITDA as net earnings excluding gain/loss from discontinued operations, net, provision for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation and amortization. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.


                     Journal Communications, Inc.
                Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                               April 1,
                                                 2007     December 31,
                                             (unaudited)      2006
                                             ------------ ------------
ASSETS
Current assets:
  Cash and cash equivalents                       $5,849       $7,923
  Receivables, net                                85,002       92,248
  Inventories, net                                 7,092        7,890
  Prepaid expenses and other current assets        9,645       11,757
  Deferred income taxes                            7,602       11,017
  Current assets of discontinued operations          413       91,932
                                             ------------ ------------
Total current assets                             115,603      222,767
Property and equipment, net                      224,262      223,844
Goodwill                                         245,467      245,552
Broadcast licenses                               223,529      196,659
Other intangible assets, net                      26,579       27,068
Other assets                                      22,759       39,090
Non-current assets of discontinued operations        271          278
                                             ------------ ------------
Total assets                                    $858,470     $955,258
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $24,332      $31,025
  Accrued compensation                            13,145       18,730
  Accrued employee benefits                       11,180       10,456
  Deferred revenue                                17,319       18,687
  Accrued income taxes                            50,148        4,048
  Other current liabilities                        8,351       18,478
  Current liabilities of discontinued
   operations                                        182       20,647
  Current portion of long-term liabilities         3,924        4,770
                                             ------------ ------------
Total current liabilities                        128,581      126,841
Accrued employee benefits                         33,842       33,749
Long-term notes payable to banks                 105,280      235,000
Deferred income taxes                             54,593       62,089
Other long-term liabilities                       15,387       16,687
Shareholders' equity                             520,787      480,892
                                             ------------ ------------
Total liabilities and shareholders' equity      $858,470     $955,258
                                             ============ ============


NOTE:
For 2006, all assets and liabilities of Norlight Telecommunications were classified as current assets or current liabilities of discontinued operations due to its sale on February 26, 2007.


     CONTACT: Journal Communications
              Sara Leuchter Wilkins
              Director of Investor Relations
              414-224-2633
              swilkins@journalcommunications.com